SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2013

APPLE REIT SIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA

(State or Other Jurisdiction of Incorporation)

000-51270	20-0620523
(Commission File Number)	(IRS Employer Identification No.)

814 East Main Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

(804) 344-8121

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Six, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Items 5.07, 8.01 and 9.01 of Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 9, 2013, the Company held a special meeting of its shareholders (the “Special Meeting”). At the Special Meeting, shareholders approved the Agreement and Plan of Merger, dated as of November 29, 2012 (the “Merger Agreement”), among the Company, BRE Select Hotels Holdings LP, a Delaware limited partnership, and BRE Select Hotels Corp, a Delaware corporation (“BRE Select”), the related plan of merger, the merger and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”).

The Merger Proposal is described in more detail in the proxy statement/prospectus included in the Registration Statement on Form S-4 (file No. 333-186090) filed by BRE Select with the Securities and Exchange Commission (the “SEC”) on March 26, 2013 and declared effective by the SEC on March 29, 2013.

The final voting results for the Merger Proposal are set forth below:

CLASS	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Common Shares	67,829,147	1,917,666	338,117	N/A
Series A Preferred Shares	67,829,147	1,917,666	338,117	N/A
Series B Preferred Shares	240,000	0	0	N/A

Item 8.01	Other Events

On May 9, 2013, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the results of the voting at the Special Meeting.

Item 9.01.	Financial Statements and Exhibits.

a. Financial Statements of business acquired.

None.

b. Pro forma financial information.

None.

c. Shell company transaction.

None.

d. Exhibits.

99.1	Press Release dated May 9, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE REIT SIX, INC.

Date: May 9, 2013	By:	/s/ Glade M. Knight
Glade M. Knight
Chief Executive Officer